Exhibit 99.1

MAXXAM INC. ANNOUNCES IT WILL CONVENE SPECIAL
MEETING OF STOCKHOLDERS TO APPROVE
1-FOR-250 REVERSE STOCK SPLIT

HOUSTON, TEXAS (August 24, 2009) — MAXXAM Inc. (NYSE Amex:  MXM) announced that it will convene, as promptly as practicable, a special meeting of its stockholders to approve, subject to final action by the Board of Directors of MAXXAM Inc. (“MAXXAM” or the “Company”), a 1-for-250 reverse stock split of the Company’s common stock and preferred stock.  The purpose of the reverse stock split is to reduce the number of holders of record of MAXXAM common stock below 300, which will permit the Company to suspend its reporting obligations and deregister its common stock under the Securities Exchange Act of 1934, as amended.  Terminating the Company’s status as a public company will allow the Company to realize substantial cost savings on an ongoing basis.

In the reverse stock split:

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Stockholders who own fewer than 250 shares of common stock or preferred stock on the effective date will be entitled to receive cash (without interest) in the amount of $10.77 for each share of common stock and $11.52 for each share of preferred stock they own.

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Stockholders who own 250 or more shares of common stock or preferred stock on the effective date will remain stockholders, will continue to own one whole share of common stock or preferred stock for each 250 shares they previously owned, and will be entitled to receive the cash payments described below, if applicable.

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For stockholders who own one or more shares of common stock or preferred stock after the reverse stock split, fractional shares will not be issued.  Instead, those holders will be entitled to receive cash (without interest) in the amount of $10.77 for each share of common stock and $11.52 for each share of preferred stock, in each case for the number of shares they previously owned in excess of 250 or any multiple of 250.

The Company expects to cash out approximately 3% of its outstanding shares in the reverse stock split.

IMPORTANT INFORMATION

In connection with the reverse stock split, MAXXAM will file a proxy statement and other materials with the Securities and Exchange Commission.  The Company expects to make its initial filing of the preliminary proxy statement and these other materials on or before August 28, 2009.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  MAXXAM and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed reverse stock split.  Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed reverse stock split when it becomes available.  You may obtain the MAXXAM proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov.  You may also obtain a free copy of MAXXAM’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to MAXXAM at 1330 Post Oak Boulevard, Suite 2000, Houston, Texas 77056-3058, Attn: Corporate Secretary.

About MAXXAM Inc.

MAXXAM is a Delaware corporation.  The Company currently conducts the substantial portion of its operations through its subsidiaries, which operate in two industries:

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Residential and commercial real estate investment and development (primarily in second home or seasonal home communities), through MAXXAM Property Company and other wholly owned subsidiaries of the Company, as well as joint ventures.  The Company’s real estate investment and development activities are conducted primarily in Arizona, California, Puerto Rico and Texas, including associated golf course or resort operations in certain locations.  MAXXAM subsidiaries also own several commercial real estate properties that are subject to long-term lease arrangements.

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Racing operations, through Sam Houston Race Park, Ltd. a Texas limited partnership wholly owned by the Company, which owns and operates a Texas Class 1 pari-mutuel horse racing facility in the greater Houston metropolitan area, and a pari-mutuel greyhound racing facility in Harlingen, Texas.

The Company’s principal offices are located at 1330 Post Oak Boulevard, Suite 2000, Houston, Texas 77056-3058, and its telephone number at that location is (713) 975-7600.

Precautionary Statements Regarding Forward-Looking Information

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, and are not guarantees of future performance and involve certain risks and uncertainties including the risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, available at www.sec.gov.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct or any assurances as to when, if at all, the proposed reverse stock split will be effected.  The Company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

Contact:

M. Emily Madison
Vice President, Finance
MAXXAM Inc.
(713) 975-7600